UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 29, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51535 (Commission File Number)	41-1731219 (IRS Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN (Address of Principal Executive Offices)	55429 (Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 29, 2008, Daniel J. Hurdle, age 42, joined Caribou Coffee Company, Inc. (the “Company”) as the Senior Vice President Supply Chain, Product Management and Real Estate Development.
     Before joining the Company, Mr. Hurdle most recently was the Sr. Vice President of North American Field Operations for Weight Watchers. From 2006 to 2008 Mr. Hurdle was Sr. Vice President of Strategy & Business Development for Washington Mutual. Mr. Hurdle also held various leadership roles with Starbucks Coffee Company where he was Vice President, Existing Stores Portfolio from 2005 to 2006 and Vice President, Retail Food Business from 2002 to 2005 and Vice President, Strategy and Chief of Staff to the President North America from 2001 to 2002.
     Mr. Hurdle’s starting annual base salary is $250,000, and he is eligible to earn a target annual bonus of up to 40% of his base salary.
     Upon the start of employment, Mr. Hurdle will receive $90,000 for relocation expenses to be paid no later than January 9, 2009 and a grant of options to purchase 100,000 shares of the Company common stock with a per share exercise price equal to the closing price of the Companies common stock on Mr. Hurdle’s first day of employment, that will vest in four equal annual installments beginning on the first anniversary of his employment. Upon a “change of control event,” all of the stock option grants that were not otherwise exercisable will be accelerated. The Company has also agreed to make available to Mr. Hurdle its employee benefit plans, programs and policies, which are generally available to employees.
     Also, Mr. Hurdle has entered into an Employee Non-Disclosure, Non-Compete and Non-Solicitation Agreement that applies during the term of his employment by the Company and for a 12-month period.
     In addition, in connection with Mr. Hurdle’s appointment, the Company entered into a letter agreement, dated October 29, 2008, with Mr. Hurdle (the “Letter Agreement”), pursuant to which Mr. Hurdle has committed to purchase, in the open market, at least $25,000 of the Company’s common stock to be made no later than then end of the first trading window of at least ten days occurring in the calendar year 2009 after the date his employment commences with the Company (the “Open Market Purchase”). Pursuant to the Letter Agreement, as soon as practicable after the Open Market Purchase, the Company will grant Mr. Hurdle shares of the Company’s restricted stock in an amount equal to the number of shares of Company’s common stock purchased by Mr. Hurdle in the Open Market Purchase, up to a maximum of 25,000 shares of the Company’s restricted stock. Such restricted stock will vest equally over four years; provided, however, that Mr. Hurdle will certify on each vesting date that he owns a number of shares of the Company’s common stock pursuant to open market purchases or vested restricted shares that is at least equal to the number of restricted stock shares granted pursuant to the Letter Agreement.
     The foregoing description of the Offer Letter and Letter Agreement is qualified in its entirety by reference to the full text of the Offer Letter and Letter Agreement attached hereto as Exhibit’s 10.1 and 10.2 and incorporated herein by reference in its entirety.
     The press release issued by the Company announcing Mr. Hurdle’s employment is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
     On October 23, 2008, Amy K. O’Neil resigned her position with the Company. Since Ms. O’Neil joined the Company in November of 1993 she has held a variety of positions and most recently was the Senior Vice President of Store Operations. Ms. O’Neil will continue with the Company in a consulting role.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated October 17, 2008, between Caribou Coffee Company, Inc. and Daniel J. Hurdle.

10.2	Letter Agreement, dated October 29 2008, between Caribou Coffee Company, Inc. and Daniel J. Hurdle.

99.1	Press release of Caribou Coffee Company, Inc. dated October 29, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 29, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
General Counsel, Vice President and Secretary